Exhibit 23.2

Tel: 732-750-0900 Fax: 732-750-1222 www.bdo.com	90 Woodbridge Center Dr., 4th Floor Woodbridge, NJ 07095-1163

Consent of Independent Certified Public Accounting Firm

SWK Holdings Corporation

Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of SWK Holdings Corporation of our report dated October 31, 2019, relating to the consolidated financial statements of Enteris BioPharma, Inc. as of and for the years ended December 31, 2018 and 2017 appearing in SWK Holdings Corporation’s Form 8-K/A filed on November 12, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Woodbridge, New Jersey

February 7, 2020

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.